EXHIBIT 21
----------


                              List of Subsidiaries
                              --------------------

                                                                                               %
           Name                                                   Jurisdiction             Ownership
           ----                                                   ------------             ---------
           Entertainment Technology Corporation                     PA                        100%
           ETC International Corporation                            Barbados                  100%
           ETC-PZL Aerospace Industries                             Poland                     95%
           ETC-Europe                                               Great Britain              99%
           ETC-Delaware                                             Delaware                  100%